SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2009

BRINKER INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-10275	75-1914582
(State of Incorporation)	(Commission File Number)	(IRS Employment Identification No.)

6820 LBJ Freeway

Dallas, Texas 75240

(Address of principal executive offices)

Registrant’s telephone number, including area code 972-980-9917

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Section 5 — Corporate Governance and Management

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers: Compensatory Arrangements of Certain Officers.

On March 4, 2009, Brinker International, Inc. (the “Registrant”) issued a press release announcing that, effective immediately, Dave Orenstein has stepped down as Senior Vice President and President of On The Border Mexican Grill & Cantina.  Todd Diener, 51, has been appointed effective immediately as Executive Vice President and President of Chili’s Grill & Bar and On The Border Mexican Restaurant & Cantina.  Mr. Diener has served as Executive Vice President and Chili’s Grill & Bar President, having been elected to this position in June 2005, having previously served as Executive Vice President and Chief Operating Officer since June 2003, Senior Vice President and Chili’s Grill & Bar President since May 1998, and Senior Vice President and Chief Operating Officer of Chili’s since July 1996. Mr. Diener joined the Company as a Chili’s Manager Trainee in 1981 and was promoted to General Manager in 1983, Area Director in 1985, and Regional Director in 1987. Mr. Diener became Regional Vice President in 1989, a position he held until July 1996.

The Registrant also announced effective immediately that Wyman Roberts, 49, has been appointed as Senior Vice President, President of Maggiano’s Little Italy and Chief Marketing Officer for Registrant.  Mr. Roberts has served as Senior Vice President and Maggiano’s Little Italy President, having been elected to this position in August 2005. Mr. Roberts previously served as Executive Vice President and Chief Marketing Officer for NBC’s Universal Parks & Resorts from December 2000 until August 2005. Mr. Roberts was previously employed by Darden Restaurants, Inc. for 16 years where he most recently served as Executive Vice President, Marketing.

A copy of the press release is attached as Exhibit 99 hereto.

Section 9 —	Financial Statements and Exhibits.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits.

99 Press Release, dated March 4, 2009

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRINKER INTERNATIONAL, INC.

Date: March 5, 2009	By:	/s/ Douglas H. Brooks
Douglas H. Brooks, Chairman of the Board
President and Chief Executive Officer